EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, the undersigned, Executive Vice President and Chief Financial Officer of Empire State Realty OP, L.P. (the "Company"), hereby certifies, to her knowledge that the Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2021	By: /s/ Christina Chiu Christina Chiu Executive Vice President and Chief Financial Officer